AGREEMENT TO RECOUPMENT PROVISIONS
OF EXECUTIVE ANNUAL INCENTIVE PLAN

This Agreement to Recoupment Provisions is entered into by the undersigned participant in the Executive Annual Incentive Plan (the “Plan”) of Northwest Natural Gas Company (the “Company”) effective as of January 1, 2010.

On December __, 2009, the Board of Directors of the Company approved amendments to the Plan effective January 1, 2010, including the addition to the Plan of provisions requiring Plan participants to repay Excess Bonus Compensation (as defined in the Plan) to the Company if the Company’s financial statements for any year are restated due to Misconduct (as defined in the Plan) of any person.  These new provisions are included under the heading “RECOUPMENT ON EARNINGS RESTATEMENT” in the attached copy of the Plan, and will apply to all annual incentive bonuses paid under the Plan for 2010 and all subsequent years.

In consideration of the annual incentive bonuses to be awarded and paid by the Company under the Plan to the undersigned participant in 2010 and subsequent years, the undersigned participant hereby agrees that all of the terms under the heading “RECOUPMENT ON EARNINGS RESTATEMENT” in the attached copy of the Plan shall apply to bonuses paid to him or her for 2010 and all subsequent years, and further agrees to repay any Excess Bonus Compensation at such time as may be required under the Plan.  The undersigned participant acknowledges and agrees that his or her execution and delivery of this Agreement is a condition to all future awards under the Plan.

Signature       _____________________________

Type or Print Name   _____________________________